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                                                                   EXHIBIT 10.10


                 EXIT RIGHTS AGREEMENT (the "Agreement"), dated as of August 23, 1996, between Grupo Comunicaciones San Luis, S.A. de C.V. (together with its successors and permitted assigns, "Grupo") and Nextel Investment Company (together with its successors and permitted assigns, "Nextel Investment" and together with Grupo, the "Parties").

                 WHEREAS, Nextel Investment and certain other parties have entered into a Share Purchase and Call Option Agreement (the "Share Purchase and Call Option Agreement"), dated as of the date hereof and Nextel Investment and Corporacion Mobilcom, S.A. de C.V. (the "Issuer") have entered into a Subscription Agreement (the "Subscription Agreement"), dated as of the date hereof.

                 NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                 Section 1. Definitions. As used herein the following terms have the following meanings:

                 "Accredited Investor" has the meaning set forth in Regulation D under the Securities Act, as amended.

                 "Affiliate" of any Person means a Person that controls, is controlled by or is under common control with such Person (it being understood, that a Person shall be deemed to "control" another Person, for purposes of this definition, if such Person directly or indirectly has the power to direct or cause the direction of the management and policies of such other Person, whether through holding ownership interests in such other Person, through agreements or otherwise).

                 "Alternate Offering" means (a) a private placement of Shares (including a private placement of Shares to be resold under Rule 144A under the Securities Act) and/or (b) an offering of Shares pursuant to Regulation S under the Securities Act; provided, that a private placement of Shares or an offering of Shares pursuant to Regulation S under the Securities Act shall constitute an "Alternate Offering" only if (i) either (A) it shall be a firm commitment equity placement under Rule 144A or a firm commitment Regulation S offering that is managed by an underwriter or underwriters of national standing in the United States and is conducted in a manner that is customary for Rule 144A placements or Regulation S offerings, as the case may be, using customary preliminary and final offering memoranda, customary contractual documentation and roadshows in which potential investors have an opportunity to hear from and question management of the Issuer or (B) the number of institutional Accredited Investors purchasing Shares in such private placement or offering under Regulation S is at least equal to twenty, (ii) the aggregate gross U.S. Dollar cash proceeds to the Issuer exceed U.S.$100 million and (iii) all of the Shares being offered
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are of the same class and series as all of the Shares beneficially owned by
Grupo and its Qualified Affiliates as of the closing of the placement or offering (or into which all of the Shares beneficially owned by Grupo and its Qualified Affiliates are convertible without any restriction which would materially prevent, impair or delay such conversion). For purposes of the foregoing proviso, (X) two or more Affiliates purchasing Shares in a private placement shall constitute a single institutional Accredited Investor and (Y) a vendor of the Issuer or its Affiliates acquiring Shares as part of a vendor financing arrangement shall not be deemed an institutional Accredited Investor for purposes of clause (i)(B) and the gross proceeds from a sale of Shares under such a vendor financing arrangement shall not count toward the U.S. $100 million amount for purposes of clause (ii).

                 "Appraiser" means an investment bank listed in Annex D to the Shareholders Agreement, which Appraiser shall not have provided any services to the Party that designates such Appraiser under Section 3 hereof within the previous 24 months, or acted as an underwriter pursuant to Section 2.1(c) of the Registration Agreement.

                 "Appraiser's Certificate" has the meaning set forth in Section 3 hereof.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in either or both of New York City, New York and Mexico City, Mexico are authorized or obligated to close by law or executive order.

                 "Call Option" has the meaning set forth in the Share Purchase and Call Option Agreement.

                 "Cash Amount" means the amount of consideration wire transferred to Grupo at the closing of the Liquidity Event in immediately available U.S. Dollar funds in exchange for Shares specified in the Liquidity Request.

                 "Certificate Date" has the meaning set forth in Section 3 hereof.

                 "Closing Notice" has the meaning set forth in Section 2 hereof.

                 "Control Trust Agreement" means the Irrevocable Trust Agreement, dated as of March 3, 1995, among Nextel, Nextel Investment, Grupo, Associated SMR, Inc., Wireless Ventures of Mexico, Inc., Carlyle-Tricom Investors L.L.C. and Banco del Atlantico, S.A., as amended and restated from time to time.

                 "ESOP Number" means the number of Shares, up to a maximum of 16,100 Shares, issued pursuant to employee stock option plans of the Issuer and which either are (a) acquired

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after the date hereof by Grupo or its Qualified Affiliates from present or former employees to whom such shares were issued or (b) up to 167 Shares acquired by Grupo or its Qualified Affiliates after the date hereof from Javier Salcido Gonzalez de Castilla.

                 "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                 "Fair Cash Value" for the number of Shares specified in the Liquidity Request means the U.S. dollar cash amount determined pursuant to
Section 3 hereof.

                 "Grupo" has the meaning set forth in the first paragraph hereof.

                 "Grupo Appraiser" means an Appraiser which Grupo selects.

                 "Higher Value" has the meaning set forth in Section 3 hereof.

                 "ICC" has the meaning set forth in Section 6 hereof.

                 "ICC Rules" has the meaning set forth in Section 6 hereof.

                 "Issuer" has the meaning set forth in the recitals hereof.

                 "Liquidity Event" means the closing within one year after the Liquidity Request Date of either (i) an Offering or (ii) a sale of the Shares specified in the Liquidity Request in exchange for the Fair Cash Value in the form of the Cash Amount and/or the Qualified Securities.

                 "Liquidity Request" has the meaning set forth in Section 2 hereof.

                 "Liquidity Request Date" has the meaning set forth in Section 3 hereof.

                 "Lower Value" has the value set forth in Section 3 hereof.

                 "Market Shares" mean shares of the same class and series as all Qualified Securities or into which all Qualified Securities are convertible without any restriction which would materially prevent, impair or delay such conversion.

                 "Market Share Price" means the average of the daily closing price per share of Market Shares on the Nasdaq Market or a major securities exchange in the United States for the seven Trading Days immediately preceding the fourth Trading Day before





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the closing of the Liquidity Event; provided, however, that in the event that during such seven Trading Day period, or after such seven Trading Day period and prior to the closing of such Liquidity Event, there occurs a record date or effective date in respect of any changes of or to such Market Shares as a result of any dividend or other distribution, split-up, combination, recapitalization, reclassification, exchange, merger, consolidation or any other change or adjustment in respect of such Market Shares (including without limitation an extraordinary cash dividend), then the "Market Share Price" shall be adjusted appropriately. Such adjustment shall become effective immediately after such record date or effective date. The closing price for each such Trading Day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, on the Nasdaq Market or such major securities exchange in the United States, as reported in the principal consolidated transaction reporting system or by the Nasdaq Market or such major securities exchange in the United States.

                 "Nasdaq Market" means the Nasdaq Stock Market Inc.'s National Market.

                 "Nextel" means Nextel Communications, Inc.

                 "Nextel Appraiser" means an Appraiser which Nextel Investment selects.

                 "Nextel Investment" has the meaning set forth in the first paragraph hereof.

                 "Offering" means a public offering of Shares of the same class and series as all of the Shares beneficially owned by Grupo and its Qualified Affiliates as of the closing of the public offering (or into which all of the Shares beneficially owned by Grupo and its Qualified Affiliates are convertible without any restriction which would materially prevent, impair or delay such conversion) which is registered in the United States, in which all of the Shares specified in the Liquidity Request are included.

                 "Parties" has the meaning set forth in the first paragraph hereof.

                 "Person" means any individual, limited liability company, partnership, corporation, business trust, joint stock company, trust, unincorporated association, governmental authority or other entity.

                 "Post-Transfer Number" means the number of Shares beneficially owned by (a) Grupo and its Qualified Affiliates on the date hereof, which is 203,144, plus (b) the ESOP Number plus (c) the number of Shares acquired by the Sellers under the Share Purchase and Call Option Agreement pursuant to the Call Option





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
and Section 8.4 plus (d) the aggregate number of Shares issued to each of Grupo and its Qualified Affiliates by the Issuer on and after the date hereof less
(e) the number of Shares acquired by Nextel Investment under the Share Purchase and Call Option Agreement less (f) the number of Shares redeemed or purchased by the Issuer from Grupo or its Qualified Affiliates on and after the date hereof less (g) the number of Shares sold by Grupo or its Qualified Affiliates, other than to Grupo, its Qualified Affiliates or, to the extent covered by clause (f), the Issuer, on and after the date hereof. Notwithstanding the foregoing, any Shares acquired by Grupo or its Qualified Affiliates from parties other than the Issuer and present or former employees who acquired any such Shares pursuant to the Issuer's employee stock option plan and up to 167 Shares acquired from Javier Salcido Gonzalez de Castilla, shall not be deemed to be part of the Post-Transfer Number.

                 "Qualified Affiliate" has the meaning set forth in the Shareholders Agreement, provided, that if the Shareholders Agreement and the Control Trust Agreement have been terminated, "Qualified Affiliate" shall mean an Affiliate.

                 "Qualified Securities" means, in respect of a Liquidity Event, securities or other consideration reasonably acceptable to Grupo including, without limitation, securities that (A) are accompanied by agreements with representations, warranties, indemnities (including, without limitation, indemnities for liabilities arising under the securities laws of the United States) and closing conditions customary for similar transactions and reasonably acceptable to Grupo and that involve parties that have sufficient assets to comply with their obligations in such a transaction, (B) are duly authorized, fully paid, validly issued, nonassessable and free and clear of any liens whatsoever, (C) have an aggregate value, based on the Market Share Price, equal to the Fair Cash Value less the Cash Amount and (D) are subject to an arrangement under which they may be resold during the Registration Period by Grupo in accordance with all applicable laws and regulations on a major securities exchange in the United States or the Nasdaq Market without being subject to any requirements that would materially prevent, impair or delay such resale by Grupo.

                 "Registration Agreement" means the Registration Agreement dated as of the date hereof among Nextel, the Issuer and certain other Persons.

                 "Registration Period" means a period of at least 30 calendar days (plus the number of days that Grupo is unable to use a prospectus relating to the resale of the Qualified Securities except if such inability arises from a change in the proposed plan of distribution by Grupo) following the closing of the Liquidity Event during which Grupo may resell the Qualified Securities in accordance with all applicable laws and regulations on a major securities exchange in the United States or the Nasdaq





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Market without being subject to any requirements that would materially prevent, impair or delay such resale by Grupo.

                 "Registration Rights Agreement" means Annex A to the Shareholders Agreement.

                 "Resale Costs" means, in respect of any resale of Qualified Securities by Grupo and its Qualified Affiliates during the Registration Period, all out-of-pocket fees, commissions and other (customary and reasonably acceptable to Nextel Investment or the purchaser designated by Nextel Investment) expenses (including expenses of underwriter's, broker's or dealer's counsel that are customarily reimbursed to underwriters, brokers and dealers and that are reasonably acceptable to Nextel Investment or the purchaser designated by Nextel Investment) incurred and paid by Grupo and its Qualified Affiliates that are (i) customary and usual for similar types of arrangements for the resale of publicly traded securities (including, without limitation, discounts indicated on the cover of any prospectus included in a registration statement relating to such resale as underwriting compensation payable to or deductible from payments by any underwriter, broker or dealer acquiring Qualified Securities from Grupo or selling such Qualified Securities on behalf of Grupo), (ii) directly related to such arrangement for the resale of Qualified Securities and (iii) are evidenced by documentation reasonably satisfactory to Nextel Investment.

                 "Securities Act" means the United States Securities Act of 1933, as amended.

                 "Share Purchase and Call Option Agreement" has the meaning set forth in the recitals hereof.

                 "Shares" means shares of Issuer capital stock of any class or series.

                 "Shareholders Agreement" means the Shareholders Agreement, dated as of March 3, 1995, among Nextel, Nextel Investment, Grupo, Associated SMR, Inc., Wireless Ventures of Mexico, Inc., Carlyle-Tricom Investors L.L.C. and the Issuer, as amended and restated from time to time.

                 "Subscription Agreement" has the meaning set forth in the recitals hereof.

                 "Termination Offering" means a public offering of Shares of the same class and series as all of the Shares beneficially owned by Grupo and its Qualified Affiliates as of the closing of the public offering (or into which all of such Shares beneficially owned by Grupo and its Qualified Affiliates are convertible without any restriction which would materially prevent, impair or delay such conversion) which is registered with the United States Securities and Exchange Commission and in





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
which the aggregate gross U.S. Dollar cash proceeds to the Issuer is at least U.S.$100 million.

                 "Trading Day" means a day on which (i) Market Shares are listed and traded on the Nasdaq Market or a major securities exchange in the United States and (ii) the Nasdaq Market or such major securities exchange in the United States (as the case may be under clause (i)) is open for the transaction of business.

                 "Underwriter" means the underwriter for the Offering which shall be an investment banking firm of international standing reasonably acceptable to Grupo.

                 Section 2. Liquidity Request. (a) Nextel Investment hereby agrees that upon the receipt of a request (a "Liquidity Request") from Grupo at any time after January 1, 1999, requesting a Liquidity Event, referencing this Agreement and designating a number of Shares Beneficially Owned (as defined in the Shareholders Agreement) by Grupo and its Qualified Affiliates to be included in such Liquidity Event (which number may not exceed the Post-Transfer Number), Nextel Investment shall cause a Liquidity Event in respect of such number of Shares specified in the Liquidity Request to close within one year after the delivery of the Liquidity Request; provided, that Grupo shall (i) have used its, and caused its Qualified Affiliates to have used their, reasonable best efforts to further the occurrence of the Liquidity Event, including, without limitation, by negotiating in good faith with third parties with respect to the terms and Fair Cash Value for such Liquidity Event and (ii) not be in breach under the Control Trust Agreement, if in effect, and the Shareholders Agreement (other than such breaches which would not be considered material). In the case of a Liquidity Event other than one in which Grupo has negotiated the terms thereof with a third party, Nextel Investment shall provide Grupo with reasonable advance notice (the "Closing Notice") of the closing and the other material details of the Liquidity Event.

                 (b) If such Liquidity Event is other than an Offering and Qualified Securities constitute all or part of the consideration used in such Liquidity Event, then Nextel Investment or any purchaser of the Shares designated by Nextel Investment shall reimburse Grupo for one-half of any Resale Costs; provided, that such reimbursement amount shall not exceed one percent of the proceeds from the resale of Qualified Securities during the Registration Period.

                 (c) If such Liquidity Event is an Offering, then the expenses in connection with such Offering shall be borne in accordance with the provisions of the Registration Rights Agreement and Grupo shall otherwise take such actions as are customary for secondary sellers in a registered public offering and are reasonably requested by the Underwriter.





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                 (d)  It is understood and agreed that (i) Nextel Investment shall be obligated to cause only one Liquidity Event hereunder and (ii) in the event that Nextel Investment fails to cause a Liquidity Event to close within one year after the delivery of the Liquidity Request, Grupo shall have a right to demand registration under Section A.5 of the Registration Rights Agreement.

                 Section 3. Fair Cash Value. Fair Cash Value for the number of Shares specified in the Liquidity Request shall be the U.S. dollar cash amount equal to (i) an amount determined by mutual agreement of Grupo and Nextel Investment or a buyer designated by Nextel Investment; and (ii) if such an agreement under clause (i) cannot be reached within 60 days after the date of delivery of the Liquidity Request (such date of delivery being, the "Liquidity Request Date"), an amount determined upon the request of either Nextel Investment or Grupo (the date of the first such request being, the "Appraisal Request Date") as follows:

                 (a) Selection of Appraisers. Grupo shall designate by written notice to Nextel the Grupo Appraiser and Nextel Investment shall designate by written notice to Grupo the Nextel Appraiser. In the event that only one Appraiser is designated within 15 days after the Appraisal Request Date (either as the result of both Party's designating the same Appraiser or one Party failing to designate an Appraiser within such 15-day period), the Appraiser designated shall deliver an Appraiser Certificate as described in
Section 3(b), the Fair Cash Value shall be determined on the basis of such Appraiser Certificate and the Parties shall each pay one-half of such Appraiser's fees and expenses. If the Grupo Appraiser and the Nextel Appraiser are not the same, then Grupo shall pay all of the Grupo Appraiser's fees and expenses and Nextel Investment shall pay all of the Nextel Appraiser's fees and expenses.

                 (b) Evaluation Procedures. Each Appraiser shall be directed to determine the value (which for purposes of such determination shall be what a willing buyer would have paid a willing seller on the Liquidity Request Date in an arm's length transaction) of all outstanding Shares and then designate the Fair Cash Value by multiplying such valuation by the percentage of the outstanding Shares represented by the number of Shares specified in the Liquidity Request. Each Appraiser will be directed to deliver an appraiser's certificate (an "Appraiser's Certificate") to Grupo and Nextel Investment on or before the 45th day (the "Certificate Date") after the last date by which Grupo and Nextel Investment must designate an Appraiser pursuant to Section 3(a), upon the conclusion of its evaluation, which appraiser's certificate shall set forth such appraiser's determination hereunder of the Fair Cash Value.

                 (c) Fair Cash Value Determination. On the first Business Day after the Certificate Date, the Fair Cash Value





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shall be determined on the basis of the respective Appraisers' Certificates in accordance with the provisions of this Section 3(c). The higher of the values set forth in the Appraisers' Certificates is hereinafter referred to as the "Higher Value" and the lower of such values is hereinafter referred to as the "Lower Value". If the Higher Value is not more than 110% of the Lower Value, the Fair Cash Value will be the arithmetic average of such two values. If the Higher Value is more than 110% of the Lower Value, a third Appraiser shall be selected from Annex D to the Shareholders Agreement in accordance with the provisions of Section 3(d) below, and the Fair Cash Value will be determined in accordance with the provisions of Section 3(d) below.

                 (d) Selection of and Procedure for Third Appraiser. If the Higher Value is more than 110% of the Lower Value, the Grupo Appraiser and the Nextel Appraiser shall be directed by the Parties to jointly designate, within seven days of the Certificate Date, by written notice to each Party a third Appraiser from Annex D to the Shareholders Agreement (other than the Grupo Appraiser and the Nextel Appraiser) to serve as an Appraiser pursuant to this
Section 3(d) (the "Third Appraiser"). The Parties shall direct the Third Appraiser to determine in writing within 30 days after the selection of the Third Appraiser, which Appraiser's Certificate more accurately states the Fair Cash Value pursuant to Section 3(b) and the Fair Cash Value will be as set forth in such Appraiser's Certificate. Each of the Parties shall pay one-half of the Third Appraiser's fees and expenses.

                 (e) Conclusive Determination. To the fullest extent permitted by law, the determination of the Fair Cash Value made pursuant to this Section 3 shall be final and binding on the Parties for purposes of this Agreement.

                 (f) Appraiser Procedures. The Parties shall take all reasonable action to cause the Issuer to provide each Appraiser with such information concerning the Issuer as may be reasonably requested in writing by each Appraiser for purposes of its evaluation hereunder. Each Appraiser will be obligated to keep confidential all information disclosed by the Issuer in the course of conducting its evaluation and, to that end, to execute such customary documentation as any Party or the Issuer may reasonably request with respect to such confidentiality obligation. The same information shall be provided to the Grupo Appraiser and the Nextel Appraiser and all such information shall be provided to the Third Appraiser. The Appraisers may, but shall be under no obligation to, consult with each other in the course of conducting their respective evaluations. Each Appraiser will be directed to comply with the provisions of this Section 3, and to that end, the Parties will provide the respective Appraisers with a complete and correct copy of this
Section 3 (and the definitions of capitalized terms used in this Section 3 that are defined elsewhere in this Agreement).





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                 Section 4.  Effective Date.  This Agreement shall be effective from the first date by which a closing has occurred under both the Share Purchase and Call Option Agreement and the Subscription Agreement. Notwithstanding the foregoing, in the event that a Termination Offering or an Alternate Offering has closed prior to January 1, 1999, or the Post-Transfer Number with respect to Grupo and its Qualified Affiliates is less than 1% of the outstanding Shares on the date of the Liquidity Request, then the Parties shall have no obligations hereunder.

                 Section 5. Governing Law. This Agreement shall be construed and enforced in accordance with and shall be governed by the laws of the State of New York, United States of America (including, without limitation, New York General Obligations Law Section 5-1401) without giving effect to any choice of law or conflict of law provision or rule (whether of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the laws of the State of New York, except that Section 6 shall be governed by and construed in accordance with the United States Federal Arbitration Act and the 1958 United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards to the exclusion of any state or municipal law of arbitration. This Agreement may be translated into the Spanish language, but if there is any inconsistency between the English and Spanish versions hereof, the English version hereof shall be controlling.

                 Section 6. Arbitration. (a) Except for obtaining a temporary restraining order or preliminary injunction to prevent immediate irreparable harm, any controversy, conflict or dispute of any nature that arises in relation to this Agreement shall be settled exclusively and finally by arbitration, which will be carried out in conformity with the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC") in effect on the date of this Agreement (the "ICC Rules"). The arbitration will be carried out by three arbitrators. One arbitrator shall be appointed by each side in accordance with Article 4.4 of the ICC Rules as if each side were a "party" (as such term is used in Article 4.4 of the ICC Rules) and the third arbitrator shall be selected by the two party-appointed arbitrators or, failing agreement within 45 days after the notice of intention to arbitrate is filed with the ICC (or such other period as may be agreed by the two sides to such arbitration), by the ICC in accordance with the ICC Rules; provided that any such third arbitrator selected by the ICC shall not be a national of either the United States or Mexico. Unless all of the parties to such arbitration otherwise agree, all arbitrators appointed in any such arbitration shall be bilingual in English and Spanish.

                 (b) The arbitration will be carried out in Mexico D.F., Mexico, in the English language in conformity with the substantive law set forth in Section 5 and the procedural rules set forth in this Section 6 and
Section 7 hereof; provided, however, that any party to the arbitration proceeding with





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reasonable prior notice to the other parties to such arbitration may submit testimony or documentary evidence in Spanish, and shall, upon request of any other party to the arbitration proceeding, furnish a translation into English of any such testimony or documentary evidence. Any translation of documentary evidence shall be provided a reasonable period of time before its submission in the proceeding.

                 (c) At any oral hearing of evidence, each party to the arbitration proceeding or its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of an opposing party. No evidence of any witness shall be presented in written form unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties to the arbitration proceeding otherwise agree in writing or except under extraordinary circumstances where the interests of justice require a different procedure.

                 (d) Any decision or award of the arbitrators shall be final and binding upon the parties to such arbitration, and judgment upon any such arbitral award may be entered in any court of competent jurisdiction. The Parties hereby waive, to the fullest extent permitted by applicable law, any rights to appeal or to review of such decision or award by any court or tribunal.

                 (e) To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such Party hereby, to the fullest extent permitted by applicable law, irrevocably waives such immunity in respect of its obligations under this Agreement, in connection with any application for judicial acceptance and an order of enforcement of any such decision or award.

                 Section 7. Remedies. It is agreed that irreparable damage could occur in the event that Section 2(d) of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that in addition to a party's right to seek a temporary restraining order or preliminary injunction to prevent immediate irreparable harm, an arbitration panel convened under Section 6 shall have the power to grant an injunction or injunctions to prevent breaches of Section 2(d) and the parties shall be entitled to enforce specifically the terms and provisions of an award of such arbitration panel providing for such an injunction or injunctions in any such court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof or at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.





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                 Section 8.  Notices.  All notices and other communications hereunder shall be in writing and shall be sent by registered or certified mail (return receipt requested), facsimile or express courier or delivered in person to the address set forth below.

                 (a)  in the case of Grupo:

                          Grupo Comunicaciones San Luis, S.A. de C.V.
                          Monte Elbruz No. 132
                          Primer Piso
                          Lomas de Chapultepec, C.P. 11000
                          Mexico D.F., Mexico

                          Attention:  Miguel Valladares Garcia and Benigno
                                      Perez Lizaur
                          Telecopier:  525-280-4788

                 (b)  in the case of Nextel Investment at:
                          c/o Nextel Communications, Inc.
                          1505 Farm Credit Drive
                          McLean, VA  22101

                          Attention:  Thomas J. Sidman, General Counsel
                          Telecopier:  703-394-3001

                 with a copy to Jones, Day, Reavis & Pogue:

                          599 Lexington Avenue
                          New York, New York 10022

                          Attention:  Steven D. Guynn, Esq.
                          Telecopier:  212-755-7306

                 Section 9. Headings. The headings in this Agreement are for purposes of reference only and shall not be considered in construing this Agreement.

                 Section 10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall constitute an original and all together shall constitute one instrument.

                 Section 11. Assignment. This Agreement shall bind and inure to the benefit of each Party's respective successors and permitted assigns and nothing in this Agreement confers any rights or remedies upon any other Person; provided, that each of the Parties shall not assign or transfer any of its rights or obligations hereunder or any interest herein without obtaining the written consent of the other Party to this Agreement to such assignment or transfer; provided, further, that each Party may assign or transfer any of its rights or obligations hereunder to a Qualified Affiliate of such Party provided that such Party agrees to





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
remain a primary obligor in respect of its assignee's obligations hereunder. Any assignment or transfer in violation of this Section 11 shall be null and void.

                 Section 12. Enforceability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby as long as the remaining provisions do not fundamentally alter the relations among the Parties.

                 Section 13. Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior understandings with respect to the subject matter hereof.

                 Section 14. Amendment. This Agreement may not be amended, except pursuant to an instrument in writing signed by each of the Parties.

                 Section 15. Adjustment. If the Issuer (i) subdivides its outstanding Shares, (ii) combines its outstanding Shares into a smaller number of Shares, (iii) issues any securities by reclassification of its Shares or a dividend or a distribution to holders of Shares, (iv) consolidates or merges into or with any other corporation or (v) issues Shares for the purpose of capitalizing premiums, then all references herein to Shares, including, without limitation, the ESOP Number and the Post-Transfer Number, shall be adjusted to refer to the securities that would be held after the happening of such event.

                 IN WITNESS WHEREOF, the Parties have executed this Agreement this 23rd day of August, 1996.

                                            NEXTEL INVESTMENT COMPANY

                                            By:   /s/ Thomas J. Sidman
                                               ----------------------------
                                               Name:  Thomas J. Sidman
                                               Title:  Vice President

                                            GRUPO COMUNICACIONES SAN LUIS,
                                               S.A. de C.V.

                                            By:   /s/ Benigno Perez Lizaur
                                               ------------------------------
                                               Name:  Benigno Perez Lizaur
                                               Title:  Attorney-in-Fact